UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2005 (December 6, 2004)

GREIF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 549-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On December 6, 2004, the Compensation Committee of the Board of Directors of Greif, Inc. (the “Company”) granted options to purchase shares of the Company’s Class A Common Stock to certain employees of the Company. These stock options were granted under the terms of the Company’s 2001 Management Equity Incentive and Compensation Plan (the “2001 Management Incentive Plan”). As of that date, each of the following executive officers of the Company entered into a stock option agreement with the Company and was granted an option to purchase the following number of shares of the Company’s Class A Common Stock:

Name of Executive Officer	Number of Shares of Class A Common Stock
Michael J. Gasser	25,000
William B. Sparks, Jr.	10,000
Donald S. Huml	10,000
John S. Lilak	5,000
Ronald L. Brown	7,000
David B. Fischer	7,000
Gary R. Martz	6,000
Michael C. Patton	7,000
Michael L. Roane	6,000
John K. Dieker	1,500
Robert A. Young	1,000
Robert S. Zimmerman	1,500
Sharon R. Maxwell	1,250

Each of the foregoing stock options was granted at an exercise price of $48.13 per share, will not be exercisable until December 6, 2006, and must be exercised prior to December 6, 2014. All of the foregoing stock options are subject to all of the other terms of the 2001 Management Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: January 10, 2005	By	/s/ Donald S. Huml
Donald S. Huml